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                                                                       EXHIBIT 5

                                                      March 20, 2000

The Hertz Corporation
225 Brae Boulevard
Park Ridge, New Jersey 07656

Ladies and Gentlemen:

    This will refer to the Registration Statement on Form S-8 (the "Registration Statement"), filed by The Hertz Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to 2,650,000 shares of Class A Common Stock, par value $.01 per share of the Company (the "Class A Common Stock"), relating to the Company's Long-Term Equity Compensation Plan (the "Plan").

    As Senior Vice President, General Counsel and Secretary of the Company, I am familiar with the Certificate of Incorporation and By-Laws of the Company and with its affairs, including the action taken by the Company in connection with the Plan. I have also examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

    Based upon the foregoing, it is my opinion that:

    (1) The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

    (2) All necessary corporate proceedings have been taken to authorize the issuance of the shares of Class A Common Stock being registered under the Registration Statement, and all such shares of Class A Common Stock, when issued and delivered pursuant to the Company's Certificate of Incorporation and the Plan, and when the Registration Statement shall have become effective, will be legal and will be fully paid and non-assessable.

    I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

                                       Very truly yours,

                                       /s/  HAROLD E. ROLFE
                                       ---------------------
                                       (Harold E. Rolfe)
                                       Senior Vice President, General Counsel
                                       and Secretary

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